ENGAGEMENT AGREEMENT
LMKI Communications and Hagerty Stewart

This Agreement is made on the 30th day of June 1999 between Hagerty Stewart, an NASD broker/ dealer with its headquarters at 2600 Michelson Drive, Suite 1500, Irvine, CA 92612 (hereinafter referred to as "Hagerty" or "Agent") and LMCI Communications, 1720 E. Garry, Suite 201, CA 92705 and/or any of its affiliates or commonly controlled entities (hereinafter referred to as "LMCI").

In consideration of the mutual covenants and obligations and upon the term and conditions, all as set forth below, the parties agree as follows:

1.	Engagement of Hagerty

		 LMCI hereby irrevocably engages Hagerty as its exclusive Placement Agent. Hagerty will introduce LMCI to potential financing sources on a best efforts basis for the placement of debt and/or equity financing
(the "Financing").   For the purposes of this Agreement, a strategic
investment or acquisition of a non-controlling or a controlling interest in the Company shall also constitute a Financing, as defined herein. Hagerty does not guarantee a successful conclusion to the negotiations with any financing source, and if after 120 days either party is dissatisfied with the performance of the other for any reason, either party without cause may terminate this Agreement.

2.	Terms Acceptable to Buyer

		LMCI will have the right to accept or reject any Financing presented to it by a financing source introduced by Hagerty. The terms of any Financing shall be as negotiated solely between LMCI and the financing source.

3.	Hagerty's Fees

		LMCI hereby agrees to pay fees in such amount and upon such terms and conditions as follows:

		(a) Engagement/Retainer Fees. Hagerty will charge a monthly retainer fee of $5,000 for its efforts on behalf of LMCI. This retainer will be paid in advance at the first of each month.

		(b) Hagerty shall be entitled to a Success Fee upon the Closing (as hereinafter defined) of a Financing with a financing source introduced, either directly or indirectly, by Hagerty. Said Success Fee shall be payable to Hagerty upon the occurrence of any of the following: (i) Hagerty, during the term hereof, identifies or introduces a prospective financing source and LMCI obtains Financing from this source (ii) LMCI, within 24 months after the term of this Agreement, obtains capital from a Financing source who has negotiated with LMCI during the term of this Agreement or whose identity was disclosed by Hagerty during the term of this Agreement.

		(c) Computation of Hagerty's Success Fee. Upon the happening of any occurrence described in subparagraphs 3 (b) (i) or 3 (b) (ii) above, Hagerty shall be paid a success fee based on the following formula:

Eight percent (8.0%) of the financing obtained for LMCI in the form of equity or unsecured debt. The fee will be three percent (3.0%) for secured debt and one percent (1.0%) for any short term financing. For purposes of the foregoing, the Financing shall be the maximum (or gross) amount, which the financing source commits to make available to LMCI, and is accepted by LMCI. Additionally, Hagerty will also be granted warrants equal to eight percent (8.0%) of the equity purchased or granted to the Financing Source except in the event the Financing Source acquires 100% of the Company's shares. For example; if the Financing Source purchases 30% of the equity of LMCI, Hagerty will be granted 2.4% of the outstanding equity of LMCI. The Warrants will be as follows:

Number of Shares:		Equal to 8.0 % of the Financing raised
Exercise Price:			Same as offered to Financing Source
Exercise Period:		Five (5) years from the date of the Closing
Restrictions:	None, other than State & Federal Securities Laws
Anti- Dilution:			Standard for Financing Warrants
Registration Rights:	Standard or otherwise as reasonably mutually agreed
upon
Co-Sale:	Standard or otherwise as reasonably mutually agreed upon

Registration Rights, co-sale and similar provisions shall be conformed to any such provisions given to the Financing Source.


Hagerty's Success Fee is to be paid in full in certified funds concurrently at Closing. For purposes of the above, "Closing" shall mean the first time at which any part of the Financing is either funded or available for funding by the Financing Source to LMCI. In addition, in the event of a sale of all or part of the capital stock or business, Hagerty shall be paid on the total consideration paid to LMCI. Consideration hereby being defined as the purchase price including any monies paid to LMCI or its shareholders resulting form the sale, including shares of the acquiring company (to be valued at the average 10 day price prior to closing), Consulting Agreements, Covenants Not to Compete Payments, and any Seller's liabilities assumed or paid for by the Buyer. LMCI hereby irrevocably authorizes and instructs the Financing Source to pay directly to Hagerty the cash sums provided for in item C in section 3 above.

4.	Hagerty's Expense Reimbursement

(a) Hagerty shall be paid expenses as incurred and billed monthly.

(b) LMCI shall reimburse Hagerty for its expenses relating to the publishing of any Tombstone or announcement of financing as published in the Orange County and Orange County Business Journals. Said announcement of financing shall comply with all required regulatory provisions concerning advertising, and, shall be limited to $3,000.

(c) Hagerty shall be reimbursed for any extraordinary expenses, such as travel over 100 miles as incurred.

5.   Miscellaneous Provisions

		(a) LMCI shall indemnify and hold harmless Hagerty to the full extent permitted by law from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon this engagement or any financial information, including without limitation, any misstatement or omission, or alleged misstatement or omission, in an offering memorandum or any other materials supplied or approved by LMCI, except LMCI shall not be liable for any claim, damage, or loss or liability which is finally determined to have resulted from Hagerty's gross negligence, bad faith or willful misconduct.

		(b) Hagerty is authorized to release to a qualified financing source, all pertinent financial information concerning the business as Hagerty deems appropriate. LMCI hereby represents and warrants that all information given to Hagerty regarding the business shall be true, accurate and current in all material respect at the date given (and thereafter updated by LMCI to the extent necessary, for continued accuracy).

		(c) Continuation and Termination of Agreement. Upon the successful closing of a Financing, this Agreement will automatically apply to LMCI's next project unless mutually terminated.

		(d) Arbitration. Any controversy, dispute or claim relating to this Agreement between the parties shall be resolved by binding arbitration in Orange County, California in accordance with the rules of the National Association of Securities Dealers (NASD). In any arbitration or other such action to enforce any of the provisions or rights under the terms of this Agreement, the unsuccessful party to such arbitration or action, as determined by the arbitrator or the Court in a final judgment or decree, shall pay the prevailing party or parties reasonable attorney's fee incurred by the successful party or parties (including any appeals).

		(e) Assignment. This Agreement shall not be assignable by any part except upon the consent, expressed in writing, of the other party(ies).

		(f) Applicable Law. This Agreement shall be governed as to all matters of interpretation and performance by the laws of the State of California.

		(g) Entire Agreement and Modifications. The making, execution and delivery of this Agreement by the parties has been induced by no representations, statements, warranties or agreements other than those expressed herein. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to by effect between the parties relating to the subject matter herein. Modification of this Agreement by the parties may only be made in writing.

		(h) Severability. In the event that any part of this Agreement is deemed unenforceable for any reason whatsoever, that fact shall not render any other part unenforceable so long as enforcement of the latter part will fairly effectuate the parties' intent as expressed herein.

		(i) Successor-In-Interest. This Agreement shall bind and shall inure to the benefit of the parties hereto and their respective heirs, legatees, devisees, administrators, legal representatives, grantees, successors and assigns.

		(j) Authority of Signatories. By their respective signatures below, each party hereto represents and warrants that he is fully authorized to act on behalf and otherwise bind LMCI and Hagerty, respectively, to the terms and provisions of the Agreement.


6. Additional Financing(s)

In the event Hagerty is successful in obtaining financing for LMCI, Hagerty shall have for a period of 12 months, a first right of refusal on any public or private placements of the Company's debt or equity securities.

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first mentioned above.

For: HAGERTY STEWART 						for: LMCI
By: Nicholas Mosich						By: William J. Kettle



_______________________					________________________
Its: Managing Director					Its: President and Chairman
Investment Banking

By: Victor N. Lee



_______________________
Its:   Managing Director
        Investment Banking